                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]  Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                            CENTURY ALUMINUM COMPANY
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1) Title of each class of securities to which
          transaction applies:                                          N/A

       2) Aggregate Number of securities to which
          transaction applies:                                          N/A

       3) Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the
          filing fee is calculated and state how
          it was determined):                                           N/A

       4) Proposed maximum aggregate value of transaction:              N/A

       5) Total fee paid:                                               N/A

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:                                      N/A

       2)  Form, Schedule or Registration Statement No.:                N/A

       3)  Filing Party:                                                N/A

       4)  Date Filed:                                                  N/A

                            [CENTURY ALUMINUM LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 2001


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Century Aluminum Company (the "Company") will be held at 9:00 a.m., local time, on Thursday, June 28, 2001, at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, for the following purposes:

     1. To elect three directors to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2004;

     2. To consider and act upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares;

     3. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 14, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                            By Order of the Board of Directors,


                                        /s/ Gerald J. Kitchen

                                            Gerald J. Kitchen
                                            Executive Vice President,
                                            General Counsel,
                                            Chief Administrative Officer
                                            and Secretary
Monterey, California
May 24, 2001




                             YOUR VOTE IS IMPORTANT
        IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            CENTURY ALUMINUM COMPANY
                                -----------------
                                 PROXY STATEMENT
                                -----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2001

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Century Aluminum Company, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 28, 2001, commencing at 9:00 a.m., local time, at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

     The principal executive offices of the Company are located at 2511 Garden Road, Suite 200, Monterey, California 93940. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 24, 2001.

VOTING RIGHTS AND VOTES REQUIRED

     Only stockholders of record at the close of business on May 14, 2001, will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 20,513,287 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of each of the amendment to the Company's 1996 Stock Incentive Plan and for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Shares represented by a properly signed proxy card received pursuant to this solicitation will be voted in accordance with the instructions thereon. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     A stockholder may revoke a proxy at any time before it is exercised by submitting a later-dated proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 16, 2001 (except as otherwise noted) by (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group. All of the issued and outstanding shares of the Company's convertible preferred stock are held by Glencore International AG, as described more fully in footnote 2 below.

                                                                         AMOUNT AND NATURE
                                                                                OF
                                                                            BENEFICIAL              PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                    OWNERSHIP(1)               CLASS
------------------------                                                    ------------               -----

Glencore International AG......................................              9,320,089(2)               42.8
Wellington Management Company, LLP.............................              2,000,000(3)                9.8
Vanguard/Windsor Funds - Windsor Fund..........................              2,000,000(4)                9.8
Dimensional Fund Advisors Inc..................................              1,399,900(5)                6.8
DePrince, Race & Zollo, Inc....................................              1,214,425(6)                5.9
Crabbe Huson Group, Inc........................................              1,085,290(7)                5.3
David W. Beckley...............................................                166,686(8)                 *
Roman A. Bninski...............................................                 16,500(9)                 *
Craig A. Davis.................................................                322,467(10)               1.6
John C. Fontaine...............................................                 16,750(11)                *
William R. Hampshire...........................................                 33,400(12)                *
Gerald J. Kitchen..............................................                138,342(13)                *
Daniel J. Krofcheck............................................                 21,303(14)                *
Gerald A. Meyers...............................................                195,203(15)                *
John P. O'Brien................................................                  8,333(16)                *
Stuart M. Schreiber............................................                  8,666(17)                *
Willy R. Strothotte............................................                 16,500(18)                *
All directors and executive officers as a group (12 persons)...                950,816(19)               4.5

-------------------------------------

* Less than one percent.

(1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2) Based on information set forth in a Schedule 13D filing dated April 12, 2001, Glencore International AG beneficially owns such shares through Glencore AG, which beneficially owns 9,320,089 shares, comprised of 7,925,000 shares of common stock and 1,395,089 shares of common stock issuable upon conversion of 500,000 shares of the Company's convertible preferred stock. The business address of each of Glencore International AG and Glencore AG is Baarermattstrasse 3, P.O. Box 555, CH 6341, Baar, Switzerland.

(3) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing dated February 13, 2001. According to its filing, Wellington Management Company, LLP ("Wellington"), an investment advisor, has no voting power and shared investment power with respect to such shares. The business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(4) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing dated February 13, 2001. According to its filing, Vanguard/Windsor Funds - Windsor Fund ("Vanguard"), an investment company, has sole voting power and shared investment power with respect to such shares. Some or all of these shares are reported as beneficially owned by Wellington. The business address of Vanguard is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

(5) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing dated February 2, 2001. According to its filing, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and investment power with respect to such shares. All of these shares are owned by advisory clients of Dimensional and Dimensional disclaims beneficial ownership of all such shares. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                                        (Footnotes continued on following page)

---------------------------

(Footnotes continued from previous page)

(6) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing dated February 14, 2001. According to its filing, DePrince, Race & Zollo, Inc. ("DePrince"), an investment advisor, has sole voting and investment power with respect to such shares. The business address of DePrince is 201 S. Orange Ave., Suite 850, Orlando, Florida 32801.

(7) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing dated January 25, 2001. According to its filing, Crabbe Huson Group, Inc. ("Crabbe Huson"), a registered investment advisor, has shared investment power with respect to such shares and shared voting power with respect to 962,188 shares. The business address of Crabbe Huson is 121 S.W. Morrison, Suite 1400, Portland, Oregon 97204.

(8)  Includes 80,000 shares which are subject to options presently exercisable.

(9)  Includes 16,500 shares which are subject to options presently exercisable.

(10) Includes 150,000 shares which are subject to options presently exercisable. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Davis is a director.

(11) Includes 250 shares owned jointly with Mr. Fontaine's wife. Also includes 16,500 shares which are subject to options presently exercisable.

(12) Includes 31,500 shares which are subject to options presently exercisable. Also includes 1,900 shares owned by Mr. Hampshire's wife.

(13) Includes 61,666 shares which are subject to options presently exercisable.

(14) Includes 10,000 shares which are subject to options presently exercisable.

(15) Includes 100,000 shares which are subject to options presently exercisable.

(16) Includes 3,333 shares which are subject to options presently exercisable.

(17) Includes 8,666 shares which are subject to options presently exercisable.

(18) Includes 16,500 shares which are subject to options presently exercisable. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Strothotte is the Chairman and Chief Executive Officer.

(19) Includes 511,332 shares which are subject to options presently exercisable. Excludes 9,320,089 shares beneficially owned by Glencore International AG.

                            1. ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight members, divided into three classes: Class I, Class II and Class III. Directors in each such class are elected to serve for three-year terms, with each class standing for election in successive years. At the Annual Meeting, three Class II Directors will be elected to serve until the third succeeding Annual Meeting of the Stockholders of the Company in 2004. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as director of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning the three nominees for election and the other directors of the Company with unexpired terms of office. Each nominee is currently a director of the Company.

     NOMINEES FOR ELECTION OF CLASS II DIRECTORS FOR TERMS TO EXPIRE IN 2004

                                                  BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR        DIRECTOR
NAME AND AGE                                    EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS        SINCE
------------                                    ---------------------------------------------------        -----

John C. Fontaine (1) (2).............69        Of Counsel, law firm of Hughes Hubbard & Reed LLP           1996
                                               since January 2000 and partner from July 1997 to
                                               December 1999; President of Knight-Ridder, Inc. from
                                               July 1995 to July 1997; Senior Vice President and
                                               General Counsel of Knight-Ridder, Inc. from 1987 to
                                               January 1994, and Executive Vice President from
                                               January 1994 to July 1995; Chairman of the Samuel H.
                                               Kress Foundation.

Gerald A. Meyers.....................51        President and Chief Operating Officer of the Company        1995
                                               since August 1995; President and Chief Operating
                                               Officer of Century Aluminum of West Virginia, Inc.
                                               (formerly known as Ravenswood Aluminum Corporation
                                               and a subsidiary of the Company) since January 1993
                                               and Director of Century Aluminum of West Virginia,
                                               Inc. since April 1994; Operations Manager of Logan
                                               Aluminum (joint venture between Alcan Aluminum
                                               Limited and Atlantic Richfield Company) from November
                                               1988 to December 1992.

John P. O'Brien (1)..................59        Managing Director of Inglewood Associates since 1990        2000
                                               after serving as Southeast Regional Managing Partner
                                               for Price Waterhouse from 1985 though 1990; Chairman
                                               of Allied Construction Products and a Director of
                                               American Italian Pasta Co. and International Total
                                               Services, Inc.

            CLASS III DIRECTORS CONTINUING IN OFFICE FOR TERMS TO EXPIRE IN 2002


                                                 BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR          DIRECTOR
NAME AND AGE                                    EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS        SINCE
------------                                    ---------------------------------------------------        -----

Craig A. Davis ......................60        Chairman and Chief Executive Officer of the Company         1995
                                               since August 1995; Chairman and Chief Executive
                                               Officer of Century Aluminum of West Virginia, Inc.
                                               since August 1995; Chairman and acting Chief
                                               Executive Officer of Century Aluminum of West
                                               Virginia, Inc. from April 1992 through July 1995;
                                               Director of Glencore International AG since December
                                               1993 and Executive of Glencore International AG from
                                               September 1990 to June 1996; former Executive Vice
                                               President of Alumax Inc.



                                                  BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR        DIRECTOR
NAME AND AGE                                    EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS        SINCE
------------                                    ---------------------------------------------------        -----

William R. Hampshire (2).............73        Vice-Chairman of the Company since August 1995;             1995
                                               President and Chief Operating Officer of Century
                                               Aluminum of West Virginia, Inc. from April 1992
                                               through January 1993; Director of Century Aluminum of
                                               West Virginia, Inc. since June 1993; Independent
                                               consultant since 1990; former President and Chief
                                               Executive Officer of Howmet Aluminum Corporation.


       CLASS I DIRECTORS CONTINUING IN OFFICE FOR TERMS TO EXPIRE IN 2003

                                                  BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR        DIRECTOR
NAME AND AGE                                    EMPLOYMENT DURING PAST 5 YEARS; OTHER DIRECTORSHIPS        SINCE
------------                                    ---------------------------------------------------        -----

Roman A. Bninski (1) ................55        Partner, law firm of Curtis, Mallet-Prevost, Colt &         1996
                                               Mosle LLP, New York, New York since 1984; Secretary
                                               of Century Aluminum of West Virginia, Inc. (formerly
                                               known as Ravenswood Aluminum Corporation and a
                                               subsidiary of the Company) from April 1992 through
                                               February 1996.

Stuart M. Schreiber (2) .............47        Founder and Managing Director, Integis, Inc. since          1999
                                               1997; former partner, Heidrick & Struggles from 1988
                                               to 1997.

Willy R. Strothotte..................57        Chief Executive Officer of Glencore International AG        1996
                                               since 1993 and Chairman of the Board of Glencore
                                               International AG since 1994; Chairman of the Board of
                                               Xstrata AG (formerly Suedelektra Holding AG) since 1990.

-------------------------------------

(1)  Member of Audit Committee.

(2)  Member of Compensation Committee.

BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

     The Board of Directors met five times during 2000. Each director attended all of the meetings of the Board and Board Committees on which such director served, with the exception of Mr. O'Brien who joined the Board on July 17, 2000, and attended all meetings of the Board and the Board Committee on which he served following that date. The Board of Directors has appointed an Audit Committee and a Compensation Committee to assist in handling the various functions of the Board. The Board does not have a standing Nominating Committee.
     The Audit Committee members are Messrs. Bninski, Fontaine and O'Brien. The Audit Committee oversees the financial reporting process for which management is responsible, reviews with the auditors the scope and results of the audit, reviews with the Company's internal auditors the scope and results of the Company's internal audit procedures, reviews the independence of the audit and non-audit services provided by auditors, considers the range of audit and non-audit fees, reviews and discusses with the Company's independent auditors and management the effectiveness of the Company's system of internal accounting controls, and makes inquiries into other matters within the scope of its duties. In 2000, the Audit Committee held five meetings.

     The members of the Compensation Committee are Messrs. Fontaine, Hampshire and Schreiber. The Compensation Committee administers the Company's stock incentive plans and reviews and establishes compensation levels of the Company's executive officers. In 2000, the Compensation Committee held three meetings.

     Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. Non-employee directors receive an annual retainer of $25,000 for their services, except that the Vice-Chairman receives an annual retainer of $30,000. In addition, non-employee directors receive an annual fee of $1,000 for each Committee on which they serve and a $1,000 fee for each Board or Committee meeting attended. All directors are reimbursed for their travel and other expenses incurred in attending Board and Committee meetings.

     Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company received a one-time grant of options to purchase 10,000 shares of common stock, and the Vice-Chairman received a one-time grant of options to purchase 25,000 shares of common stock. Such grants became effective upon the consummation of the Company's initial public offering at an exercise price equal to the initial public offering price, except in the cases of Messrs. Fontaine, Schreiber, Strothotte and O'Brien, whose grants became effective upon their election as directors at an exercise price equal to the market price of the common stock at such times. The options vested one-third on the grant date, with an additional one-third vesting on each of the first and second anniversaries of the grant date. In addition, the Non-Employee Directors Stock Option Plan provides for automatic annual grants of options to purchase 2,000 shares of common stock at fair market value on the date of the grant to each non-employee director continuing in office after the annual meeting of stockholders in each year.

     Mr. Strothotte was designated to serve as a director of the Company by Glencore International AG.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during 1998, 1999 and 2000.


                                                                 LONG-TERM COMPENSATION
                                     ANNUAL COMPENSATION             AWARDS/PAYOUTS
                                     -------------------         -----------------------
                                                                RESTRICTED     PERFORMANCE
NAME AND PRINCIPAL                                                STOCK           SHARES         ALL OTHER
POSITION                   YEAR    SALARY ($)     BONUS ($)     AWARDS($)(1)    VESTED($)(2)  COMPENSATION ($)(3)
--------                   ----    ----------     ---------   -------------   ---------------------------------

Craig A. Davis             2000    $  651,598    $ 540,000          -0-            -0-           $ 16,975
  Chairman and Chief       1999    $  615,442    $ 800,000          -0-            -0-           $  8,442
  Executive Officer        1998    $  583,327    $ 537,000          -0-         $ 193,241        $  8,056


Gerald A. Meyers           2000    $  294,812    $ 175,000          -0-            -0-           $  9,984
  President and Chief      1999    $  278,829    $ 350,000          -0-            -0-           $  7,165
  Operating Officer        1998    $  263,311    $ 185,000          -0-         $  87,840        $  6,935


Gerald J. Kitchen          2000    $  233,683    $ 136,000          -0-            -0-           $ 13,218
  Executive Vice           1999    $  221,064    $ 285,000          -0-            -0-           $  6,888
  President, General       1998    $  208,824    $ 146,750          -0-         $  52,700        $  6,748
  Counsel, Chief
  Administrative
  Officer and Secretary

David W. Beckley           2000    $  231,855    $ 134,500          -0-            -0-           $ 30,217(4)
  Executive Vice           1999    $  220,611    $ 165,000          -0-            -0-           $  6,888
  President and Chief      1998    $  208,416    $ 126,500          -0-         $  52,700        $  6,748
  Financial Officer

Daniel J. Krofcheck        2000    $  145,988    $  95,000    $   328,250          -0-           $  9,339
  Vice President and       1999    $  132,317    $ 100,000          -0-            -0-           $  6,622
  Treasurer                1998    $  131,965    $  66,000          -0-         $  16,307        $ 97,108(5)

---------------

(1) The Company made restricted share awards in March of 1996 in the following amounts to the following Named Executive Officers: Craig A. Davis, 150,000; Gerald A. Meyers, 100,000; Gerald J. Kitchen, 80,000; and David W. Beckley, 80,000. Restricted shares vested one-third on March 28, 1999, one-third on March 28, 2000 and the final one-third vested on March 28, 2001. The aggregate number and value (based upon the last reported sale price of $11.38 of the Company's common stock on the NASDAQ National Market on December 29, 2000)

                                        (Footnotes continued on following page)

-------------------------
(Footnotes continued from previous page)

     of unvested restricted shares held by the following Named Executive Officers as of December 31, 2000 (without giving effect to the final vesting of restricted shares on March 28, 2001) was as follows: Mr. Davis, 50,000 ($569,000); Mr. Meyers, 33,334 ($379,341); Mr. Kitchen, 26,668
     ($303,482); and Mr. Beckley, 26,668 ($303,482). The value reflected for Daniel J. Krofcheck represents the dollar value of the restricted share award of 25,000 shares made by the Company to Mr. Krofcheck on March 9, 2000 and is based upon the last reported sale price of $13.13 of the Company's common stock on the NASDAQ National Market on March 9, 2000. Mr. Krofcheck's restricted shares vested one-third on January 2, 2001, with an additional one-third vesting on each of January 2, 2002 and January 2, 2003. The aggregate number and value (based upon the last reported sale price of $11.38 of the Company's common stock on the NASDAQ National Market on December 29, 2000) of the unvested restricted shares held by Mr. Krofcheck as of December 31, 2000 (without giving effect to the vesting of shares on January 2, 2001) was 25,000 ($284,500). Dividend equivalents accrue on restricted shares and are paid upon vesting. The aggregate amount of accrued dividend equivalents paid to the following Named Executive Officers upon vesting (without giving effect to the final vesting of restricted shares on March 28, 2001) was as follows: Craig A. Davis, $70,000; Gerald A. Meyers, $46,666; Gerald J. Kitchen, $37,332; and David
     W. Beckley, $37,332. No dividend equivalents had been paid to Mr. Krofcheck through December 31, 2000.

(2) Represents performance share units vested as a result of 1998 performance, valued at the last reported sale price of $9.438 of the Company's common stock on the NASDAQ National Market on December 31, 1998. Also includes accrued dividends paid to Messrs. Davis, Meyers, Kitchen, Beckley and Krofcheck upon the vesting of the performance share units in the amounts of $4,010, $1,823, $1,094, $1,094, and $338, respectively.

(3) All other compensation is comprised of the Company's matching contributions under the Company's Defined Contribution Retirement Plan for each of the Named Executive Officers. In 2000, those contributions were $6,300 for each of Messrs. Davis, Meyers, Kitchen and Beckley and $5,360 for Mr. Krofcheck. All other compensation also includes Company-paid life insurance premiums in 2000 in the amounts of $10,675, $3,684, $6,918, $2,650, and $3,979 for
     Messrs. Davis, Meyers, Kitchen, Beckley and Krofcheck, respectively.

(4) Includes, for Mr. Beckley, reimbursement of interest expense incurred in connection with funds borrowed to pay estimated taxes on the value of common shares issued upon the vesting of performance share grants.

(5) Includes one-time relocation and related costs in the amount of $96,610 relating to Mr. Krofcheck's relocation to Monterey, California.

Fiscal Year End Option Value Table

     The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 2000. No options were exercised by any of the Named Executive Officers in 2000.

                                             NUMBER OF SHARES
                                       UNDERLYING UNEXERCISED OPTIONS      VALUE OF UNEXERCISED OPTIONS
                                         AT DECEMBER 31, 2000 (#)(1)        AT DECEMBER 31, 2000 ($)(2)
                                       ------------------------------      ----------------------------

NAME                                    EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                                    -----------     -------------      -----------     -------------
Craig A. Davis                            150,000             0                $0                --
Gerald A. Meyers                          100,000             0                $0                --
Gerald J. Kitchen                          61,666             0                $0                --
David W. Beckley                           80,000             0                $0                --
Daniel J. Krofcheck                        10,000             0                $0                --

-------------------

(1) The options shown in the table for the first four Named Executive Officers were granted in March 1996, at an exercise price of $13.00 per share. The options became exercisable in three installments: one-third on the date of grant and one-third on each of the first and second anniversaries of the date of grant. The options shown in the table for Mr. Krofcheck were granted in September 1997 at an exercise price of $16.25 per share, and became exercisable one-third in January 1998, one-third in January 1999 and one-third in January 2000.

                                         (Footnotes continued on following page)

-------------------------
(Footnotes continued from previous page)

(2) Value is calculated on the basis of the difference between the option exercise price and the last reported sale price of the Company's common stock on the NASDAQ National Market on December 29, 2000 of $11.38, multiplied by the number of shares underlying the respective options.


Long-Term Incentive Plan Awards Table

     The following table sets forth information with respect to performance share units awarded to Messrs. Craig A. Davis, Gerald A. Meyers, Gerald J. Kitchen David W. Beckley and Daniel J. Krofcheck under the Company's 1996 Stock Incentive Plan. Performance share units were awarded in 1998 with respect to the three-year award cycle periods of 1998 through 2000 and 1999 through 2001 and in 2000 with respect to the three-year award cycle periods of 2000 through 2002 and 2001 through 2003. Because the target levels for the 1998 through 2000 award cycle were not met, all of the performance share units for that cycle were forfeited.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                              PERFORMANCE OR          ESTIMATED FUTURE COMMON STOCK PAYOUTS
                                               OTHER PERIOD             UNDER NON-STOCK PRICE-BASED PLANS
                              PERFORMANCE      MATURATION OR          --------------------------------------
             NAME             SHARE UNITS         PAYOUT          THRESHOLD
                                (#)(1)                              (#)(2)       TARGET (#)(3)     MAXIMUM (#)(4)
                                                                  ---------      -------------     --------------
    Craig A. Davis               51,702          2000-2002          25,851         51,701             77,552
                                 73,688          2001-2003          36,843         73,686            110,529

    Gerald A. Meyers             22,194          2000-2002          11,097         22,194             33,291
                                 32,440          2001-2003          16,220         32,440             48,660

    Gerald J. Kitchen            13,810          2000-2002           6,905         13,810             20,715
                                 19,745          2001-2003           9,883         19,745             29,618

    David W. Beckley             13,690          2000-2002           6,845         13,690             20,535
                                 19,564          2001-2003           9,883         19,765             29,618

    Daniel J. Krofcheck           7,132          2000-2002           3,566          7,132             10,698
                                 10,752          2001-2003           5,286         10,752             16,128



(1) Performance share units represent shares of Company common stock which, upon vesting, are issued to the award recipient. Except as described herein, performance share units are forfeited if the award recipient is not employed full-time by the Company at the end of the award cycle period. In the event of death, disability or retirement, the award recipient will receive a pro rata award based upon the number of weeks employed during the award cycle period. Dividend equivalents accrue on performance share units and are paid upon vesting.

(2) Threshold payouts represent the minimum number of shares that will vest if the Company meets a minimum percentage of a target level of earnings before taxes for the period and exceeds industry return on invested capital criteria. If the Company does not meet these performance criteria, no shares will vest.

(3) Target payouts represent the target number of shares that will vest if the Company meets 100% of the target level of earnings before taxes for the period.

(4) Maximum payouts represent the maximum number of shares that will vest if the Company reaches 125% of the target level of earnings before taxes for the period. In cases where the target is exceeded, the number of shares vested in excess of the target number of shares is calculated by converting the excess award into cash and reconverting the excess award into shares at the greater of the share price calculated at the time of the award and the average share price for the month preceding the month in which the shares vest.

Pension Plan Table

     The Company maintains a non-contributory defined benefit pension plan for salaried employees of the Company who meet certain eligibility requirements.

     The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications. The figures shown include supplemental benefits payable to the Named Executive Officers.

                                                        YEARS OF CREDITED SERVICE
                          ------------------------------------------------------------------------------------
  REMUNERATION            5          10          15          20          25         30          35          40
--------------            ------------------------------------------------------------------------------------

  $  100,000           $ 7,500   $  15,000   $  22,500   $  30,000   $  37,500   $  45,000  $  52,500   $  60,000
  $  200,000           $15,000   $  30,000   $  45,000   $  60,000   $  75,000   $  90,000  $ 105,000   $ 120,000
  $  300,000           $22,500   $  45,000   $  67,500   $  90,000   $ 112,500   $ 135,000  $ 157,500   $ 180,000
  $  400,000           $30,000   $  60,000   $  90,000   $ 120,000   $ 150,000   $ 180,000  $ 210,000   $ 240,000
  $  500,000           $37,500   $  75,000   $ 112,500   $ 150,000   $ 187,500   $ 225,000  $ 262,500   $ 300,000
  $  600,000           $45,000   $  90,000   $ 135,000   $ 180,000   $ 225,000   $ 270,000  $ 315,000   $ 360,000
  $  700,000           $52,500   $ 105,000   $ 157,500   $ 210,000   $ 262,500   $ 315,000  $ 367,500   $ 420,000
  $  800,000           $60,000   $ 120,000   $ 180,000   $ 240,000   $ 300,000   $ 360,000  $ 420,000   $ 480,000
  $  900,000           $67,500   $ 135,000   $ 202,500   $ 270,000   $ 337,500   $ 405,000  $ 472,500   $ 540,000
  $1,000,000           $75,000   $ 150,000   $ 225,000   $ 300,000   $ 375,000   $ 450,000  $ 525,000   $ 600,000
  $1,100,000           $82,500   $ 165,000   $ 247,500   $ 330,000   $ 412,500   $ 495,000  $ 577,500   $ 660,000
  $1,200,000           $90,000   $ 180,000   $ 270,000   $ 360,000   $ 450,000   $ 540,000  $ 630,000   $ 720,000
  $1,300,000           $97,500   $ 195,000   $ 292,500   $ 390,000   $ 487,500   $ 585,000  $ 682,500   $ 780,000

     The plan provides lifetime monthly benefits starting at age 62 equal to the greater of (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $22.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under plans of a predecessor. Final average monthly compensation means the highest consecutive monthly average (36, 48 or 60 months) in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Generally, participants' pension rights vest after a five-year period of service. Benefits are also available as a 30-year pension, an early retirement benefit (actuarially reduced beginning at age 55) and as a disability benefit.

     The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Internal Revenue Code of 1986, as amended (the "Code").

     The years of credited service for Messrs. Davis, Meyers, Kitchen, Beckley and Krofcheck, at December 31, 2000, were approximately 8, 8, 5, 5 and 3, respectively.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with each of Messrs. Craig
A. Davis, Gerald A. Meyers, Gerald J. Kitchen and David W. Beckley, effective January 1, 1999, providing for terms of employment of three years. Under the agreements, the base salaries of Messrs. Davis, Meyers, Kitchen and Beckley may not be reduced below $610,000, $278,500, $222,500 and $222,500, respectively.
The agreements provide that the base salaries may be subject to increases established from time to time by the Board of Directors. In addition, the executives are eligible for bonuses in accordance with the Company's annual incentive plan and stock option grants and performance share unit awards under the Company's 1996 Stock Incentive Plan. The agreements also provide that the executives will receive unfunded supplemental executive retirement benefits in addition to any benefits received under the Company's qualified retirement plans. The supplemental benefit for each executive will be equal to the amount that would normally be paid under the Company's qualified retirement plans if there were no limitations under Sections 415 and 401(a)(17) of the Code and as if the executives were fully vested in the qualified retirement plan benefits. In the event of termination of employment "without cause," the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three years) for the remainder of the term of the agreement (with a minimum of one year's salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below.

SEVERANCE COMPENSATION ARRANGEMENTS

     The Company has entered into severance compensation agreements with each of Messrs. Craig A. Davis, Gerald A. Meyers, Gerald J. Kitchen and David W. Beckley. The agreements provide that if within 36 months following a change of control of the Company, the executive's employment is terminated either (i) by the Company for other than cause or disability or (ii) by such executive for good reason, then such executive will receive a lump sum payment equal to three times the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, in the event of a change of control, the exercisability of stock options will be accelerated and performance share units held by such executives will vest as though the Company had achieved target earnings.

     The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. The agreements provide for additional payments to the executives in order to fully offset any excise taxes payable by an executive as a result of the payments and benefits provided in the agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the members of the Board's Compensation Committee were Messrs. John C. Fontaine, William R. Hampshire and Stuart M. Schreiber. Mr. Hampshire served as President and Chief Operating Officer of Century Aluminum of West Virginia, Inc. (formerly Ravenswood Aluminum Corporation and a subsidiary of the Company) from April 1992 through January 1993. Mr. Schreiber is the Managing Director and owner of Integis, Inc., which received $194,554 in fees from the Company for management and executive search services provided to the Company in 2000.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     In 2000, the Company purchased primary aluminum and alumina from Glencore International AG and its subsidiaries (collectively, "Glencore"). Such purchases, which were made at market prices, aggregated $17.0 million in 2000. The Company currently purchases approximately 47% of its alumina requirements for its interest in the Mt. Holly facility from Glencore under a supply contract which runs through January 31, 2008. In April 2001, the Company entered into two five-year contracts with Glencore under which Glencore will supply the remaining 53% of the Company's alumina requirements at the Mt. Holly facility and all of the Company's alumina requirements at its Ravenswood facility beginning January 1, 2002. The Company's alumina purchases from Glencore in 2000 were arms'-length transactions made at market prices.

     The Company also sold primary aluminum to Glencore in 2000. In April 2000, the Company entered into a contract to sell to Glencore approximately 110 million pounds of the Company's share of the primary aluminum produced at the Mt. Holly facility each year through December 31, 2009. For the year ended December 31, 2000, the Company sold Glencore $103.1 million of its share of the primary aluminum production at the Mt. Holly facility, which represented approximately 67% of the Company's total revenue in 2000 from its interest in the Mt. Holly facility. In addition, the Company had fixed price commitments to sell 14.7 million pounds of primary aluminum to the Glencore Group at December 31, 2000. Including sales of the Mt. Holly facility production described above, sales to Glencore aggregated $129.3 million for the year ended December 31, 2000, or approximately 30.2% of the Company's total revenue. The Company's primary aluminum sales to Glencore in 2000 were arms'-length transactions made at market prices.

     The Company has continued to purchase alumina from and sell primary aluminum to Glencore in 2001 in arm's-length transactions made at market prices.

     As of December 31, 2000, the Company had outstanding forward sales contracts with Glencore for 396.4 million pounds of primary aluminum to hedge production in 2001 through 2003. Accounting standards require that such contracts be marked-to-market. As of December 31, 2000, the Company recognized gains of $1.7 million on such contracts. The Company intends to continue to enter into hedging arrangements with Glencore in the future.

     On April 2, 2001, the Company completed the acquisition of NSA, Ltd. ("NSA") and its 237,000 metric ton per year aluminum reduction facility in Hawesville, Kentucky (the "Hawesville Facility") from Southwire Company ("Southwire"), a privately-held wire and cable manufacturing company based in Carrollton, Georgia (the "Acquisition"). The cash purchase price for the Acquisition was $460.0 million, subject to certain post-closing adjustments based on the amount by which NSA's working capital as of the closing date, as finally determined, exceeded or was less that than the amount estimated as working capital on the closing date. In addition, the Company agreed to assume approximately $7.8 million in industrial revenue bonds (the "IRBs") related to the Hawesville Facility and may be required to pay up to an aggregate maximum of $7.0 million if the price of primary aluminum exceeds specified levels during the seven years following the closing date.

     The Company financed a portion of the cash purchase price for the Acquisition with $25 million in proceeds from the sale to Glencore of 500,000 shares of the Company's convertible preferred stock (the "Convertible Preferred Stock"). The Convertible Preferred Stock was sold to Glencore pursuant to the terms of a Convertible Preferred Stock Purchase Agreement, dated as of March 30, 2001, between the Company and Glencore. Each share of the Convertible Preferred Stock has a liquidation preference of $50 and is convertible at any time into the Company's common stock at a price of $17.92 per share. The price and terms of the Convertible Preferred Stock were determined through arms'-length negotiations between the Company and Glencore.

     Concurrently with the closing of the Acquisition, the Company sold a 20% ownership interest in the Hawesville Facility and related rights to Glencore pursuant to the terms of an Asset Purchase Agreement, dated April 2, 2001, between the Company and Glencore (the "Glencore Agreement"). Under the terms of the Glencore Agreement, Glencore's 20% ownership interest in the Hawesville Facility consists of (i) title to the recently added fifth potline at the Hawesville Facility, (ii) a 20% undivided interest in all other assets of and rights relating to the Hawesville Facility, other than its four original potlines, and (iii) a 20% ownership interest in Century Aluminum of Kentucky LLC ("CAK"), a Delaware limited liability company which holds certain intangible assets relating to the operation of the Hawesville Facility (including the alumina and power supply contracts). The Company retained an 80% interest in the Hawesville Facility which consists of (i) title to the original four potlines at the Hawesville Facility, (ii) an 80% undivided interest in all other assets of and rights relating to the Hawesville Facility, other than the fifth potline, and (iii) an 80% interest in CAK.

     The cash purchase price for Glencore's 20% interest in the Hawesville Facility was $99.0 million. Glencore also assumed direct responsibility for a pro rata portion of the IRBs and a pro rata portion of any post-closing payments the Company may be obligated to make to Southwire pursuant to the Southwire Agreement. In addition, Glencore assumed responsibility for a pro rata portion of any liabilities and obligations with respect to the Hawesville Facility after closing and will share the benefit of the indemnities provided by Southwire pursuant to the Southwire Agreement. The purchase price and terms were determined through arms'-length negotiations between the parties.

     The Company and Glencore entered into an Owners Agreement concurrently with the closing of the Glencore Agreement which provides that, notwithstanding their separate ownership of specific assets at the Hawesville Facility, the facility will be operated in an undivided manner and each party will be entitled to a pro rata portion of the aggregate production of the Hawesville Facility and will be obligated to pay its pro rata portion of the expenses of the facility. In addition, the Owners Agreement provides that Glencore will pay to the Company a management fee equal to 0.75% of the value of the primary aluminum produced for Glencore at the Hawesville Facility as compensation for the Company's services as operator of the facility.

     Mr. Craig A. Davis, Chairman and Chief Executive Officer of the Company, is a director of Glencore International AG and was an executive of Glencore International AG and Glencore AG from September 1990 until June 1996.

     Mr. Willy R. Strothotte, a director of the Company, is Chairman and Chief Executive Officer of Glencore International AG and Chairman of the Board of Xstrata AG.

     Mr. Roman A. Bninski, a director of the Company, is a partner of Curtis, Mallet-Prevost, Colt & Mosle LLP, which furnishes legal services to the Company.

     Mr. Stuart M. Schreiber, a director of the Company, is the Managing Director and owner of Integis, Inc., which received $194,554 in fees from the Company for management and executive search services provided to the Company in 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     General

     The Compensation Committee of the Board of Directors (the " Compensation Committee") is comprised of Messrs. John C. Fontaine, William R. Hampshire and Stuart M. Schreiber. The Committee reviews and establishes cash compensation of the Company's executive officers and oversees the administration and awarding of grants under the Company's 1996 Stock Incentive Plan.

     The Company has a policy of basing a significant portion of the compensation of its executive officers on the operating performance of the Company and its progress toward achieving its long-term strategic objectives of expanding its portfolio of primary aluminum reduction plants and lowering its overall costs of production.

     Compensation Philosophy

     The Company's compensation programs are designed to enable the Company and its subsidiaries to attract and retain talented executives and management personnel. In order to do this, the Company believes it must be able to provide management personnel with opportunities for total compensation which are competitive with compensation which would be available from employers with whom the Company competes and companies which are seeking to hire and retain management personnel of similar quality.

     The Company's compensation programs are tied to the corporate performance of the Company, as well as individual performance. Compensation is weighted towards annual incentive awards and long-term performance awards in the form of stock options and performance share units in order to provide "pay-for-performance" and align management's and stockholders' interests in the enhancement of stockholder value. The three principal components of the Company's "pay-for-performance" executive compensation program are base salary, annual incentive cash bonuses and long-term incentive compensation.

     Base Salary

     The Compensation Committee annually reviews the salaries of the Company's executives. Base salary levels are set at levels comparable to and competitive with the salary levels of executives of comparable aluminum and other metal companies and employers hiring equivalent executive personnel. Actual salary levels for each individual vary based upon a subjective assessment of individual performance, experience, level of responsibility, potential contribution to the Company's future growth and profitability and the financial circumstances of the Company. The Compensation Committee has not found it practicable to assign relative weights to specific factors in determining base salary adjustments, and the specific factors used may vary among individual executives. Effective August 1, 2000, the Compensation Committee authorized increases in the Named Executive Officers' annual base salaries in amounts ranging from 5.4% to 8.2% percent which, based on available studies, were comparable to and competitive with the salary levels of equivalent executive personnel of other comparable companies.

     Annual Incentive Awards

     The Company has an incentive compensation plan. Under this plan, executive officers (including the Chief Executive Officer) are eligible to receive each year as a bonus, a percentage of their base salary. The plan provides for suggested percentage ranges of 35% to 100% for Named Executive Officers. Actual awards are made by the Compensation Committee on the basis of individual and Company performance and the subjective evaluation of the Compensation Committee of individual performance. Awards are made from a reserve established under the plan. Subject to the recommendation of the Compensation Committee, credits to the reserve are made based upon the achievement of a prescribed return on investment rates as determined in accordance with the plan. Based on 2000 performance and the success of the Company in concluding the acquisition of an additional interest in the Mt. Holly facility and reaching agreement with Southwire Company to purchase the Hawesville Facility, annual incentive awards of $540,000, $175,000, $136,000, $134,500 and $95,000 were paid to Messrs.
Davis, Meyers, Kitchen, Beckley and Krofcheck, respectively, in January of 2001.

     Long-term Incentive Compensation

     The Compensation Committee believes that option grants and performance share unit awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return.

     Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Compensation Committee's determination of whether option grants are appropriate each year is made with regard to competitive considerations, and each executive's actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options held are not determinative of future grants. No options were granted to the Named Executive Officers in 2000.

     The Compensation Committee has established implementation guidelines with respect to the granting of performance share units. The guidelines provide for the award of performance share units with performance cycles for 1998 - 2000, 1999 - 2001, 2000 - 2002 and 2001 - 2003, as well as for successive three-year award cycles for performance share units to be granted in future years. Each award is determined by creating a monetary award within a percentage range of the executive's base salary, and converting the award into performance share units based upon the average closing price for the Company's common stock for the month preceding that in which the grant is made. The percentage ranges of base salary are 45% to 100% for the Named Executive Officers. Vesting of performance share units is based upon the Company's performance relative to target levels of earnings before taxes, and actual shares vested can range between 0% and 150% of the performance share unit award. Based upon 2000 performance, 1998 - 2000 performance share units were forfeited. See "Long-Term Incentive Plan Awards Table."

     Other Compensation and Benefit Matters

     As explained elsewhere in this proxy, certain pension benefits payable under the Company's non-contributory defined benefit pension plan for all salaried employees including the Named Executive Officers are calculated by multiplying average monthly compensation by years of service and by a multiplier, which until January 1, 2001, was 1.2%. In 2000, the Compensation Committee approved an amendment to the pension plan which increases the formula multiplier from 1.2% to 1.5%. The Compensation Committee surveyed comparable aluminum and other metal companies and determined that a 1.5% multiplier is competitive with that used by those companies. The pension plan table shows the estimated annual benefits payable and incorporates the 1.5% multiplier.

     The Compensation Committee also increased Company-paid term life insurance coverage for Named Executive Officers from $250,000 to $500,000, and it reduced from ten years to five years the service required for Named Executive Officers (and others selected on a case-by-case basis) to participate in the Company's retiree health program. The Compensation Committee made the latter change in recognition of the Company's need to attract and retain senior executives who, but for the change, would be unable to meet the years of service requirement prior to their retirement.

     Compensation of the Chief Executive Officer

     Compensation of the Chief Executive Officer for 2000 was determined in accordance with the criteria set forth above. See "Executive Compensation -- Summary Compensation Table." The Compensation Committee believes that the Chief Executive Officer's compensation was appropriately based on and reflective of the Company's financial performance and progress towards its long-term strategic objectives.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one year with respect to each of the Company's CEO and four other most highly paid executive officers. However, Section 162(m) provides that the deduction limit does not apply to any remuneration paid which is "performance-based." The determination of whether compensation is "performance-based" depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, disclosure to and approval by shareholders of the applicable performance standards and the composition of the Compensation Committee. In structuring compensation programs and individual grants for its executive officers, the Compensation Committee gives consideration to the deductibility of payments under such programs and grants. To the extent that the compensation paid to the Chief Executive Officer in 2000 exceeded Section 162(m) limitations and was not fully deductible by the Company, the Compensation Committee deemed the payment of such compensation to be in the best interest of the Company and consistent with the policies set forth above.


                             Respectfully Submitted,


                             Compensation Committee


              John C. Fontaine   William R. Hampshire   Stuart M. Schreiber


PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total return to stockholders since the common stock became publicly traded on March 29, 1996 with the cumulative total return of the S&P 500 Index and the Media General Aluminum Group Index during the period from March 29, 1996 through March 30, 2001. These comparisons assume the investment of $100 on March 29, 1996 and the reinvestment of dividends.


                            CENTURY ALUMINUM COMPANY
              Comparison of Cumulative Total Return to Stockholders
                      March 29, 1996 through March 30, 2001

                                  [LINE GRAPH]

                            3/29/96   6/30/96   12/31/96     6/30/97    12/31/97   6/30/98   12/31/98
                            -------   -------   --------     -------    --------   -------   --------

S&P 500 Index                100      104.49      116.70      140.74      155.63     183.19     200.10

Media General Aluminum
Group Index                  100       91.42      101.61      116.87      102.57     101.70     105.53

Century Aluminum Company     100      115.60      127.42      108.68      100.97     111.01      71.76


                             6/30/99   12/31/99    6/30/00      12/29/00     3/30/01
                             -------   --------    -------      --------     -------

S&P 500 Index                 224.88    242.21     241.19         220.16      194.06

Media General Aluminum
Group Index                   153.74    209.57     146.90         167.94      178.27

Century Aluminum Company       47.81    116.92      85.47          90.30      127.40


AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of Messrs. Roman A. Bninski, John C. Fontaine, and John P. O'Brien, all of whom are independent directors, as that term is defined under National Association of Securities Dealers listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement. In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     The Audit Committee's job is one of oversight. The Company's management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, including the performance of non-audit services, and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee met with and discussed with the independent auditors all matters required to be discussed under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee met with and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement prior to public release in 2000 and the audited financial statements of the Company as of and for the year ended December 31, 2000.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.


                             Respectfully Submitted,


                               The Audit Committee


                Roman A. Bninski   John C. Fontaine   John P. O'Brien



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

     Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2000 fiscal year, all required Section 16(a) filings were timely made, except that a Form 3 for Mr. E. Jack Gates and a Form 4 for Mr. John P. O'Brien were not timely filed.

                  2. AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors adopted on May 10, 2001, subject to approval by the stockholders, an amendment (the "2001 Amendment") to the Company's 1996 Stock Incentive Plan (as presently in effect, the "1996 Plan"). The 2001 Amendment increases the number of shares of the Company's common stock available for issuance under the 1996 Plan from 1,500,000 to 2,000,000. The Company has in the past used, and intends in the future to use, stock options and performance share units as incentive devices to motivate and compensate its salaried officers and other key employees and believes that equity incentives represented by stock options and performance share units enhance the Company's ability to attract and retain needed personnel. As of April 16, 2001, 495,707 shares had been issued upon the vesting of performance share units awarded under the 1996 Plan; as of such date, options to purchase 503,767 shares of common stock and performance share units representing 491,695 unvested shares of common stock were outstanding under the 1996 Plan. Accordingly, 4,165 shares remained available under the 1996 Plan as of such date.

     Under the terms of the 1996 Plan, the Company is authorized to make awards of performance share units and to grant stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Code and nonqualified stock options ("NQSOs") to salaried officers and other key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries, for up to an aggregate of 1,500,000 shares of common stock. The following summary of certain features of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which will be furnished to any stockholder, upon written request of such stockholder directed to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940.

SUMMARY OF THE 1996 PLAN AND THE 2001 AMENDMENT.

     General. The 1996 Plan permits the Company to grant ISOs, NQSOs, and performance share units (collectively, "Awards") to salaried officers and other key employees. The 1996 Plan terminates on February 28, 2006 and no Awards may be granted after the termination date. The 1996 Plan currently covers a maximum of 1,500,000 shares of common stock (subject to share adjustments as described below), which may be either authorized and unissued shares of common stock or shares held in the Company's treasury. The 2001 Amendment will increase the number of shares available for issuance under the 1996 Plan to 2,000,000 shares. When an Award lapses, expires, terminates or is forfeited, the related shares of common stock may be available for distribution in connection with future Awards. In the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1996 Plan or any other changes in the Company's corporate structure that affect the common stock or have an effect similar to any of the foregoing, adjustments may be made in the number of shares reserved under the 1996 Plan, in the number of shares subject to a performance share unit, the financial performance goals contained in a performance share unit, in the option price and in the number of shares subject to stock options. No employee may be granted Awards covering, in the aggregate, more than 300,000 shares of common stock in any fiscal year of the Company (subject to adjustment as provided above).

     Because grants under the 1996 Plan are discretionary, the Company cannot now determine the number of Awards to be received by any particular executive officer, by all executive officers as a group or by non-executive officer employees or directors as a group. The number of such Awards shall be determined by the Compensation Committee, pursuant to the terms of the 1996 Plan. For information with respect to the Compensation Committee's guidelines for awarding performance share unit awards, see "Report of the Compensation Committee on Executive Compensation - Long-term Incentive Compensation." It is currently estimated that there are approximately fifty (50) employees currently eligible to participate in the 1996 Plan. For information concerning the ownership of Awards by the Named Executive Officers, see "Executive Compensation" above.

     Administration. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1996 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee is authorized to interpret the 1996 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1996 Plan.

     Stock Options. Stock options granted under the 1996 Plan may be either ISOs or NQSOs. Stock options may be granted alone or in addition to other Awards granted under the 1996 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the 1996 Plan and any other stock option plan of the Company may not exceed $100,000.

     The exercise price for stock options shall be determined by the Compensation Committee and shall be set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option shall not be less than the fair market value of a share of common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On April 16, 2001, the last reported sale price of the Company's common stock on the NASDAQ National Market was $18.85 per share.

     The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three months following the retirement or permanent disability of an optionee and within twelve months following the death of an optionee; provided, that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

     Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

     Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

     Performance Share Units. The Compensation Committee may award performance share units to eligible employees under the 1996 Plan. Performance share units may be granted alone or in addition to other Awards granted under the 1996 Plan. Each performance share unit granted shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

     Performance share units entitle the grantee to receive one share of common stock per performance share unit upon vesting of the performance share units. The Compensation Committee will determine (i) the time or times at which performance share units shall be granted and (ii) the time or times at which performance share units shall become vested or forfeited. Vesting of performance share units shall be based upon the Company's attainment of specified financial performance objectives and/or the passage of time. Company financial performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the award is granted. Until such time as the performance share units vest and shares of common stock are issued, the performance share units may not be sold, transferred, pledged, assigned or otherwise disposed of. The recipient of performance share units shall have no right to vote the shares underlying the performance share units until vesting. Dividend equivalents accrue on performance share units and are paid upon vesting.

     Upon termination of employment of a recipient, all unvested performance share units shall be forfeited, provided, however, that performance share units may provide for the termination of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

     Change of Control. In the event of a "Change of Control," as defined in the 1996 Plan, all options outstanding shall be immediately and fully exercisable and all performance share units shall become fully vested.

     Amendments. The Board of Directors may terminate, suspend or amend the 1996 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance share units, and provided further that the Board may not, without the approval of stockholders
(i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1996 Plan, (ii) change the class of individuals eligible to receive options or performance share units under the 1996 Plan, (iii) materially increase the benefits accruing to participants under the 1996 Plan, or (iv) extend the term of the 1996 Plan.

     Withholding Taxes. The 1996 Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee exercising an NQSO or acquiring shares pursuant to the vesting of performance share units may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

FEDERAL INCOME TAX CONSEQUENCES

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants.

     Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

     If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of:
(i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will generally receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

     The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

     Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the employee recognizes ordinary income with respect to the exercise of the option.

     Performance Share Units. An employee granted a performance share unit will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the employee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance share units which are paid to an employee are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance share units may elect under
Section 83(b) of the Code to be taxed at the time of grant of the performance share units on the market value of the performance share units less any consideration paid by the employee, in which case (i) the Company will generally be entitled to a deduction at the same time, subject to the provisions of the Code, (ii) dividends paid to the employee on such performance share units during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

     Section 162(m) of the Code generally prohibits the Company from deducting compensation of a "covered employee" to the extent the compensation exceeds $1,000,000 per year. For this purpose, "covered employee" means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share unit compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation. It is the Company's intention that options and performance share units awarded under the 1996 Plan qualify as "performance-based" compensation under Section 162(m).

     RECOMMENDATION AND VOTE

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 2001 Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" approval of the 2001 Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2001 AMENDMENT.

             3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP to act as the Company's independent auditors for the current fiscal year, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

     Audit Fees. Audit fees billed to the Company by Deloitte & Touche LLP with respect to financial statements for the year ended December 31, 2000 were $317,350.

     Financial Information Systems Design and Implementation Fees. No services were performed by, or fees incurred to, Deloitte & Touche LLP, in connection with financial information systems design and implementation projects for the year ended December 31, 2000.

     All Other Fees. All other fees billed to the Company by Deloitte & Touche LLP for the year ended December 31, 2000 were $1,474,531, of which recurring services (other than services related to the Company's audit) were $189,310 and non-recurring services were $1,285,221. Recurring services included statutory and employee benefit plan audits, actuarial services and tax compliance services. Non-recurring services primarily related to assurance and advisory services, actuarial services and tax services related to the disposition of the Company's fabrication businesses, the acquisition of an additional interest in the Mt. Holly facility, the acquisition of the Hawesville Facility and the sale of a 20% interest in the Hawesville Facility to Glencore.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Deloitte & Touche LLP's independence. See "Audit Committee Report" above.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2002 should be addressed to the Company's Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940, and must be received no later than January 24, 2002. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than forty-five
(45) days prior to the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting (which cut-off date will be April 9, 2002 in the case of the Annual Meeting in 2002). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting:
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting without compliance with the foregoing procedures.

                                            By Order of the Board of Directors,


                                        /s/ Gerald J. Kitchen

                                            Gerald J. Kitchen
                                            Executive Vice President,

                                            General Counsel,
                                            Chief Administrative Officer
                                            and Secretary.


Monterey, California
May 24, 2001

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). REQUESTS SHOULD BE MADE TO MR. GERALD J. KITCHEN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY, 2511 GARDEN ROAD, SUITE 200, MONTEREY, CALIFORNIA 93940.

                                                                      APPENDIX A


                            CENTURY ALUMINUM COMPANY
                             Audit Committee Charter

                                 April 18, 2000


The Audit Committee Charter has been adopted by the Board of Directors. The Audit Committee shall review and reassess this charter annually.

The membership of the Audit Committee shall consist of three directors, who shall meet the independence and financial literacy requirements for serving on audit committees as set forth in the Nasdaq rules.

The members of the Audit Committee shall be elected annually, and one of its members shall be elected chairman by the Board.

The Audit Committee performs the function of monitoring the adequacy and effectiveness of the internal and external audit function, internal control systems, financial accounting and reporting, including the quality of the Company's accounting principles, and adherence to applicable legal, ethical and regulatory requirements. The Committee's responsibilities include the following:

         Independent Public Accountants:

                    Review the performance of the independent public accountants. Assess the independence of the auditors.

                    Recommend to the Board the selection of the independent public accountants for the annual audit.

                    Meet with the independent public accountants to review the adequacy of the Company's internal controls, accounting policies and procedures and the internal audit function.

                    Review recommendations of the independent public accountants resulting from the annual audit and management's response.

         Internal Audit, Accounting, and Reporting:

                    Review with management the adequacy of the Company's systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported.

                    Review the Company's quarterly and annual financial statements.

                    Review the internal audit plan and results.

         Legal, Ethical Conduct and Conflicts of Interest:

                    Review current or pending litigation involving the Company with the General Counsel which may have a material financial impact on the Company.

                    Review the Company's policies and practices related to compliance with the law, ethical conduct and conflicts of interest.

         Other:

                    Recommend to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

                    Issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

The Audit Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

The Audit Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                                                      APPENDIX B

                            CENTURY ALUMINUM COMPANY

                            1996 STOCK INCENTIVE PLAN


         I. PURPOSES AND SCOPE OF PLAN

         Century Aluminum Company (the "Company") desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the 1996 Stock Incentive Plan (the "Plan"). These objectives will be promoted through the granting to such key employees of equity instruments including (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs"); and
(iii) performance share units ("Performance Shares").

         The awards offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

         The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         II. AMOUNT OF STOCK SUBJECT TO THE PLAN

         The total number of shares of common stock of the Company reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 2,000,000 shares of the authorized common stock, $0.01 par value, per share, of the Company (the "Shares"), subject to adjustment described below.

         Shares which may be acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or without having fully vested, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award may again be the subject of options or awards granted hereunder.

         In the event of any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance goals contained in a Performance Share award, the number of Shares subject to a Performance Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and
(ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of
Section 422 of the Code without the consent of the grantee.

         III. ADMINISTRATION

         The Compensation Committee (the "Committee"), or the Board of Directors of the Company (the "Board of Directors") if there is no Committee, will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a "non-employee Director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

         Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select employees of the Company and its subsidiaries as recipients of options or awards; (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan.

         The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

         The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the

Committee in the engagement of such counsel, consultant or agent shall he paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

         The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

         IV. ELIGIBILITY

         Options and Performance Share awards may be granted only to certain salaried officers and other salaried key employees of the Company and its subsidiaries who are not members of the Committee; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. In no event may any eligible person be granted or awarded stock options and Performance Shares covering, in the aggregate, more than 300,000 Shares (subject to adjustment as described in Article II above) in any fiscal year of the Company.

         V. STOCK OPTIONS

         1. General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NOSOs or both types of options.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

         2. Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10% Shareholder")).

         Except with respect to options ("Effective Date Options") granted effective upon the consummation of the IPO (as hereinafter defined), if the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are listed on the Nasdaq National Market ("Nasdaq"), the fair market value per share shall be deemed to be the average of the high and low sale prices on the date upon which the option is granted as reported by Nasdaq or, if the Shares are not traded on such date or Nasdaq is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which Nasdaq shall have reported the Shares. With respect to Effective Date Options, the fair market value per Share shall be equal to the public offering price of the Shares, as such price is set forth on the cover of the final prospectus related to the initial public offering of Shares (the "IPO").

         For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

         3. Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than ten (10) years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

         The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

         To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

         4. Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefor made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased.

         Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised. The fair market value of the Shares so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph, the provisions of Article V, Paragraph 2 hereof relating to the fair market value of Shares shall apply in all respects.

         Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

         5. Nontransferability of Options. An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except as otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any NQSO granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

         6. Termination of Employment. Except as set forth in Article VII, upon termination of employment of any option holder, any option previously granted to such option holder, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                  (a) if the option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within one (1) year following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase; and

                  (b) if the employment of any option holder to whom such option shall have been granted shall terminate by reason of the option holder's retirement on or after he reaches the age of 60 years in such manner as would entitle him to receive full Social Security benefits if he were then 65 years of age, or disability (as described in Section 22(e)(3) of the Code), and while such employee is entitled to exercise such option as herein provided, such option holder shall have the right to purchase under the option the number of Shares, if any, which he was entitled to purchase at the time of such termination, at any time up to and including three (3) months after the date of such termination of employment, but not beyond that time and in no event shall an option be exercised later than the expiration date of the option.

         In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

         Except as otherwise determined by the Board of Directors or the Committee, as the case may be, and other than as set forth above, if an option holder voluntarily terminates his or her employment, or is discharged, any option granted hereunder shall be canceled and the option holder shall have no further rights to exercise any such option and all of the option holder's rights thereunder shall terminate as of the effective date of such termination of employment.

         If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

         7. Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

         VI. PERFORMANCE SHARE AWARDS

         1. General. Performance Share awards may be granted alone or in addition to any other awards granted under the Plan. The provisions of Performance Share awards need not be the same with respect to each recipient. Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and) accepted by the recipient. Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve. Each Performance Share awarded under the Plan shall entitle the grantee to receive one Share upon vesting of such Performance Share.

         2. Restrictions. Each Performance Share award shall vest upon (A) the passage of time and/or (B) the attainment by the Company of specified financial performance objectives. Company financial performance objectives may be expressed in terms of (i) earnings per Share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted. Such time periods (the "Performance Period") and financial performance goals shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

         Performance Share awards shall become vested in a recipient upon the lapse of the Performance Period, if any, and/or the attainment of the associated financial performance goals set forth in the agreement between the recipient and the Company. Performance Share awards shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the granting of the Performance Share awards. The agreement evidencing the Performance Share awards may provide for acceleration of vesting in the event of the death, disability or retirement of the recipient

         3. Stock Certificate. No stock certificates shall be issued to the recipient with respect to Performance Share awards until such time as the Performance Share awards vest.

         4. Treatment of Dividends. If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of Performance Share awards, the holder of the Performance Share awards shall be entitled to receive an amount equal to the amount of the per Share dividend declared for each Performance Share. Such dividends shall be paid to such recipients at the same time and in the same manner as dividends are paid to stockholders of the Company.

         5. Nontransferability. Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan.

         6. Shareholder Rights. The recipient shall have no rights with respect to the Performance Shares or any Shares related thereto until they have vested, including no right to vote the Performance Shares or such Shares, other than the right to receive dividends as set forth in the Plan.

         7. Termination of Employment. Subject to the provisions of Paragraph 2 above, all unvested Performance Shares shall be forfeited upon termination of employment.

         VII. CHANGE OF CONTROL

         Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

         A "Change of Control" shall be deemed to have taken place upon the occurrence of any of the following events:

                  (i) any person (which shall mean and include an individual, corporation, partnership, group, association or other "person", as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

                  (ii) the election or appointment, within a twelve (12) month period, of persons to the Board who were not directors at the beginning of such twelve (12) month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

         Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (A)) shall be deemed to have occurred by virtue of any event which results from the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any savings, pension or other employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan.

         VIII. PURCHASE FOR INVESTMENT

         Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

         IX. ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Performance Share awards, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration

Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).

         All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

         X. WITHHOLDING TAXES

         An employee exercising an NQSO or acquiring Shares pursuant to the vesting of Performance Shares may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations. Any such election shall be made pursuant to a written notice signed by the employee. The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Performance Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

         With respect to withholding required hereunder, an optionee or holder of a Performance Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.

         If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

         XI. DEFERRAL

         The Board of Directors or the Committee, as the case may be, may permit an optionee or holder of Performance Share awards to defer such individual's receipt of Shares that would otherwise be due to such optionee or holder by virtue of the exercise of an option or the lapse of restrictions with respect to Performance Share awards. If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals.

         XII. LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

         XIII. AMENDMENT OF THE PLAN

         The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II, (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) extend the maximum period of the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code and to comply with Rule 16b-3. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

         XIV. TERMINATION OR SUSPENSION OF THE PLAN

         The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVII. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

         XV. GOVERNING LAW

         The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         XVI. PARTIAL INVALIDITY

         The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

         XVII. EFFECTIVE DATE, DURATION OF THE PLAN

         The Plan shall become effective as of February 28, 1996, subject to approval by the Company's stockholders, and shall remain in effect, subject to the provisions of Article XIV, until all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. However, in no event may any options or Performance Share awards be granted under the Plan on or after February 28, 2006.

                                TABLE OF CONTENTS

                                                                         PAGE #

I.     PURPOSES AND SCOPE OF PLAN...........................................1


II.    AMOUNT OF STOCK SUBJECT TO THE PLAN..................................1


III.   ADMINISTRATION.......................................................2


IV.    ELIGIBILITY..........................................................3


V.     STOCK OPTIONS........................................................3

        1.  General.........................................................3
        2.  Exercise Price and Payment......................................3
        3.  Term of Options and Limitations on the Right of Exercise........4
        4.  Exercise of Options.............................................5
        5.  Nontransferability of Options...................................5
        6.  Termination of Employment.......................................6
        7.  Maximum Allotment of Incentive Options..........................7

VI.    PERFORMANCE SHARE AWARDS.............................................7

        1.   General........................................................7
        2.   Restrictions...................................................7
        3.   Stock Certificate..............................................8
        4.   Treatment of Dividends.........................................8
        5.   Nontransferability.............................................8
        6.   Shareholder Rights.............................................8
        7.   Termination of Employment......................................8

VII.   CHANGE OF CONTROL....................................................8


VIII.  PURCHASE FOR INVESTMENT..............................................9


IX.    ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES...............9


X.     WITHHOLDING TAXES...................................................10


XI.    DEFERRAL............................................................11


XII.   LISTING OF SHARES AND RELATED MATTERS...............................11


XIII.  AMENDMENT OF THE PLAN...............................................11


XIV.   TERMINATION OR SUSPENSION OF THE PLAN...............................11

XV.    GOVERNING LAW.......................................................12


XVI.   PARTIAL INVALIDITY..................................................12


XVII.  EFFECTIVE DATE, DURATION OF THE PLAN................................12